Exhibit 99.1

Annaly Mortgage Management, Inc. Announces 1st Quarter 2005 Earnings

    NEW YORK--(BUSINESS WIRE)--April 26, 2005--Annaly Mortgage Management, Inc. (NYSE: NLY) today reported net income for the quarter ended March 31, 2005 of $59.3 million or $0.46 basic net income per share available to common shareholders, as compared to $58.8 million or $0.52 basic net income per share available to common shareholders for the quarter ended March 31, 2004 and $59.3 million or $0.46 basic net income per share available to common shareholders for the quarter ended December 31, 2004.
    The Company was able to provide an annualized return on average equity of 14.34% for the quarter ended March 31, 2005, as compared to 16.59% for the quarter ended March 31, 2004 and 14.12% for the quarter ended December 31, 2004. Common dividends declared for the quarter ended March 31, 2005 were $0.45 per share, as compared to $0.50 per share for each of the quarters ended March 31, 2004 and December 31, 2004. The annualized dividend yield on common stock for the quarter, based on the March 31, 2005 closing price of $18.76, was 9.59%.
    Michael A.J. Farrell, Chairman, Chief Executive Officer and President of Annaly, commented on the Company's results. "The Company continues to manage through volatile markets and deliver superior absolute and relative results. During the quarter the Federal Funds rate was raised twice, the 10-year Treasury yield swung from a low of 3.99% to a high of 4.64%, and most asset classes--investment grade fixed income, speculative grade bonds and equities--had negative returns. With this type of economic and investment background going forward, we expect to continue to perform well in comparison to other investment categories."
    For the quarter ended March 31, 2005, the annualized yield on average earning assets was 3.75% and the annualized cost of funds on the average repurchase balance was 2.57%, which equates to an interest rate spread of 1.18%. This is a 50 basis point decrease over the 1.68% annualized interest rate spread for the quarter ended March 31, 2004 and a 9 basis point decrease over the 1.27% annualized interest rate spread for the quarter ended December 31, 2004. For the quarter ended March 31, 2004, the annualized yield on average earning assets was 3.16% and the annualized cost of funds on the average repurchase balance was 1.48%. For the quarter ended December 31, 2004, the annualized yield on average earning assets was 3.50% and the annualized cost of funds on the average repurchase balance was 2.23%.
    "Market conditions are challenging but the fundamentals in the mortgage market are positive," said Wellington Denahan-Norris, Vice Chairman and Chief Investment Officer of Annaly. "Our cost of funds continues to rise with each tightening by the Federal Reserve, and our portfolio is designed to respond over time to the change in short-term rates through the resetting of coupons on our floating-rate and adjustable-rate assets and the reinvestment of amortizing principal into the new interest rate environment."
    For the quarters ended March 31, 2005, March 31, 2004, and December 31, 2004, the Company's gain on sale of Mortgage-Backed Securities was $580,000, $595,000, and $1.1 million, respectively.
    General and administrative expenses as a percentage of average assets were 0.14%, 0.15%, and 0.14% for the quarters ended March 31, 2005, March 31, 2004, and December 31, 2004, respectively. In addition, the Company's Dividend Efficiency Ratio, calculated as general and administrative expenses divided by dividends paid, was 11.4%, 9.4%, and 11.8% for the quarters ended March 31, 2005, March 31, 2004, and December 31, 2004, respectively.
    The Constant Prepayment Rate was 25% during the first quarter of 2005, as compared to 31% during the first quarter of 2004, and 27% during the fourth quarter of 2004. The weighted average purchase price of the Company's portfolio was 102.3 at March 31, 2005, 102.5 at March 31, 2004 and 102.3 at December 31, 2004. The net amortization of premiums and accretion of discounts on investment securities for the quarters ended March 31, 2005, March 31, 2004, and December 31, 2004 was $36.1 million, $41.5 million, and $42.3 million, respectively. The total net unamortized premium at March 31, 2005, March 31, 2004, and December 31, 2004 was $416.5 million, $412.5 million, and $425.8 million, respectively. Leverage at March 31, 2005 was 10.8:1, in comparison to 8.7:1 at March 31, 2004 and 9.8:1 at December 31, 2004.
    At March 31, 2005, March 31, 2004, and December 31, 2004, the Company had a common stock book value per share of $11.81, $13.45, and $12.56, respectively. The Company classifies all investment securities as "available for sale," thus requiring the Company to record the entire portfolio at market value. Fixed rate securities comprised approximately 29% of the Company's portfolio at March 31, 2005. The balance of the portfolio was comprised of 63% adjustable rate mortgages and 8% LIBOR floating rate collateralized mortgage obligations. The Company has continued to avoid the introduction of credit risk into its portfolio. As of March 31, 2005, all of the assets in the Company's portfolio were FNMA, GNMA, FHLMC mortgage-backed securities, and agency debentures, which carry an actual or implied "AAA" rating.
    At March 31, 2005, FIDAC, Annaly's wholly-owned registered investment advisor, had under management approximately $2.3 billion in net assets and $18.6 billion in gross assets, as compared to $1.9 billion in net assets and $15.9 billion in gross assets at December 31, 2004. For the quarter ended March 31, 2005, FIDAC earned investment advisory and service fees, net of fees paid to distributors, of $4.7 million, as compared to $4.6 million for the quarter ended December 31, 2004. FIDAC, organized as a taxable REIT subsidiary of Annaly, generally receives investment advisory fees of approximately 10 to 15 basis points of the gross assets it manages, assists in managing or supervises.
    "In our FIDAC-managed funds, we aim to generate high current income for investors using low credit-risk, short duration assets," said Mr. Farrell. "These are compelling investment attributes, particularly in the current market environment. During the March quarter, we saw steady growth in net assets in our FIDAC-managed funds, and subsequent to the end of the quarter we launched two new exchange-listed funds on the London and Toronto stock exchanges. The full-run rate of the fee income from these will be evidenced in forthcoming quarters."

    Annaly manages assets on behalf of institutional and individual investors worldwide through Annaly and through the funds managed by its wholly-owned registered investment advisor, FIDAC. The Company's principal business objective is to generate net income for distribution to investors from the spread between the interest income on its mortgage-backed securities and the cost of borrowing to finance their acquisition and from dividends Annaly receives from FIDAC, which earns investment advisory fee income. The Company, a Maryland corporation that has elected to be taxed as a real estate investment trust ("REIT"), currently has 121,277,698 shares of common stock outstanding.
    The Company will hold the first quarter 2005 earnings conference call on Wednesday April 27, 2005 at 10:00 a.m. EST. The number to call is 1-800-599-9795 for domestic and 1-617-786-2905 for international calls and the pass code is 28853622. The re-play number is 1-888-286-8010 for domestic and 1-617-801-6888 for international calls and the pass code is 57136260. There will be a web cast of the call on www.annaly.com which will be available for 48 hours. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on E-Mail alerts, enter your e-mail address where indicated and click the Subscribe button.

    This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in yield curve, changes in prepayment rates, the availability of mortgage-backed securities for purchase, the availability of financing and, if available, the terms of any financing, FIDAC's clients' removal of assets FIDAC manages, FIDAC's regulatory requirements, and competition in the investment management business. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.



                   ANNALY MORTGAGE MANAGEMENT, INC.
                   STATEMENTS OF FINANCIAL CONDITION
                        (dollars in thousands)

                                            MARCH 31,       DEC. 31,
                                               2005          2004
                                          (Consolidated (Consolidated)
                                                and
                                             Unaudited)
                                           ------------ --------------

ASSETS

Cash and cash equivalents                        $2,417        $5,853
Mortgage-Backed Securities, at fair value    18,702,470    19,038,386
Agency Debentures, at fair value                388,593       390,509
Receivable for preferred stock proceeds               -             -
Receivable for Mortgage-Backed Securities
 sold                                                 -         1,025
Accrued interest receivable                      80,172        81,557
Receivable for advisory and service fees          2,883         2,359
Intangible for customer relationships            15,613        15,613
Goodwill                                         23,122        23,122
Other assets                                      1,873         1,875
                                           ------------ --------------

Total assets                                $19,217,143   $19,560,299
                                           ============ ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Repurchase agreements                     $17,438,609   $16,707,879
  Payable for Mortgage-Backed Securities
   purchased                                     75,165     1,044,683
  Accrued interest payable                       33,770        35,721
  Dividends payable                              54,575        60,632
  Other liabilities                               1,569         2,819
  Accounts payable                                4,079         8,095
                                           ------------ --------------

Total liabilities                            17,607,767    17,859,829
                                           ------------ --------------

Stockholders' Equity:
  7.875% Series A Cumulative Redeemable
   Preferred Stock: 8,000,000 authorized,
   7,412,500, 7,412,500, 4,250,000,
   4,250,000, and 4,250,000 shares issued
   and outstanding, respectively                177,077       177,077
  Common stock: par value $.01 per share;
   500,000,000 authorized, 121,277,698,
   121,263,000, 121,235,702, 120,148,709,
   and 117,866,932 shares issued and
   outstanding, respectively                      1,213         1,213
  Additional paid-in capital                  1,638,911     1,638,635
  Accumulated other comprehensive income
   (loss)                                      (213,280)     (120,800)
  Retained earnings                               5,455         4,345
                                           ------------ --------------

Total stockholders' equity                    1,609,376     1,700,470
                                           ------------ --------------

Total liabilities and stockholders' equity  $19,217,143   $19,560,299
                                           ============ ==============

                                 SEPT. 30,     JUNE 30,     MARCH 31,
                                   2004          2004         2004
                              (Consolidated (Consolidated  (Unaudited)
                                     and          and
                                  Unaudited)   Unaudited)
                                ------------ ------------ ------------

ASSETS

Cash and cash equivalents             $6,772       $4,499        $738
Mortgage-Backed Securities, at
 fair value                       17,571,593   16,142,801  17,046,117
Agency Debentures, at fair value     639,437      978,994   1,033,481
Receivable for preferred stock
 proceeds                                  -            -     102,903
Receivable for Mortgage-Backed
 Securities sold                           -            -      81,200
Accrued interest receivable           74,291       74,874      71,446
Receivable for advisory and
 service fees                          1,637        1,644           -
Intangible for customer
 relationships                        15,613       15,613           -
Goodwill                              23,122       22,905           -
Other assets                           1,371        1,427       2,808
                                ------------ ------------ ------------

Total assets                     $18,333,836  $17,242,757 $18,338,693
                                ============ ============ ============

LIABILITIES AND STOCKHOLDERS'
 EQUITY

Liabilities:
  Repurchase agreements          $15,579,196  $15,342,123 $14,689,300
  Payable for Mortgage-Backed
   Securities purchased              999,380      263,207   1,873,813
  Accrued interest payable            24,483       19,959      21,299
  Dividends payable                   60,618       57,674      58,942
  Other liabilities                    4,061        3,294       4,664
  Accounts payable                     6,508        3,989       2,087
                                ------------ ------------ ------------

Total liabilities                 16,674,246   15,690,246  16,650,105
                                ------------ ------------ ------------

Stockholders' Equity:
  7.875% Series A Cumulative
   Redeemable Preferred Stock:
   8,000,000 authorized,
   7,412,500, 7,412,500,
   4,250,000, 4,250,000, and
   4,250,000 shares issued and
   outstanding, respectively         102,708      102,708     102,870
  Common stock: par value $.01
   per share; 500,000,000
   authorized, 121,277,698,
   121,263,000, 121,235,702,
   120,148,709, and 117,866,932
   shares issued and
   outstanding, respectively           1,212        1,201       1,179
  Additional paid-in capital       1,638,309    1,620,666   1,578,778
  Accumulated other
   comprehensive income (loss)       (91,987)    (177,489)      4,500
  Retained earnings                    9,348        5,425       1,261
                                ------------ ------------ ------------

Total stockholders' equity         1,659,590    1,552,511   1,688,588
                                ------------ ------------ ------------

Total liabilities and
 stockholders' equity            $18,333,836  $17,242,757 $18,338,693
                                ============ ============ ============



                   ANNALY MORTGAGE MANAGEMENT, INC.
       STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
                              (UNAUDITED)
                        (dollars in thousands)

                                             For the quarter  ended
                                            March 31,    December 31,
                                               2005          2004
                                          (Consolidated)(Consolidated)
                                          ------------- --------------

Interest income                                $176,289      $156,783

Interest expense                                113,993        93,992
                                          ------------- --------------

Net interest income                              62,296        62,791
                                          ------------- --------------

Other income
  Investment advisory and service fees            6,309         6,143
  Gain on sale of Mortgage-Backed
   Securities                                       580         1,144
                                          ------------- --------------

     Total other income                           6,889         7,287
                                          ------------- --------------

Expenses
  Distribution fees                               1,610         1,538
  General and administrative expenses             6,664         6,862
                                          ------------- --------------

     Total expenses                               8,274         8,400
                                          ------------- --------------

Income before income taxes                       60,911        61,678

Income taxes                                      1,578         2,384
                                          ------------- --------------

Net income                                       59,333        59,294

Dividend on preferred stock                       3,648         3,665
                                          ------------- --------------

Net income available to common
 shareholders                                   $55,685       $55,629
                                          ============= ==============

Net income per share available to common
 shareholders:
  Basic                                           $0.46         $0.46
                                          ============= ==============

  Diluted                                         $0.46         $0.46
                                          ============= ==============

Weighted average number of shares
 outstanding:
  Basic                                     121,270,867   121,246,246
                                          ============= ==============

  Diluted                                   121,564,320   121,514,941
                                          ============= ==============

Net income                                      $59,333       $59,294
                                          ------------- --------------
Comprehensive income (loss):
  Unrealized gain (loss) on available-for-
   sale securities                              (91,900)      (27,669)
  Less:  reclassification adjustment for
   net gains included in net income                (580)       (1,144)
                                          ------------- --------------
  Other comprehensive income (loss)             (92,480)      (28,813)
                                          ------------- --------------
Comprehensive income (loss)                    ($33,147)      $30,481
                                          ============= ==============


                                       For the quarter  ended
                              September 30,    June 30,    March 31,
                                   2004          2004        2004
                              (Consolidated)(Consolidated)
                              ------------- ------------- ------------

Interest income                    $138,970      $122,234    $114,341

Interest expense                     70,173        55,648      50,303
                              ------------- ------------- ------------

Net interest income                  68,797        66,586      64,038
                              ------------- ------------- ------------

Other income
  Investment advisory and
   service fees                       4,811         1,558           -
  Gain on sale of Mortgage-
   Backed Securities                  1,350         2,126         595
                              ------------- ------------- ------------

     Total other income               6,161         3,684         595
                              ------------- ------------- ------------

Expenses
  Distribution fees                   1,024           298           -
  General and administrative
   expenses                           6,159         5,643       5,365
                              ------------- ------------- ------------

     Total expenses                   7,183         5,841       5,365
                              ------------- ------------- ------------

Income before income taxes           67,775        64,329      59,268

Income taxes                          1,155           494         425
                              ------------- ------------- ------------

Net income                           66,620        63,835      58,843

Dividend on preferred stock           2,082         1,998           -
                              ------------- ------------- ------------

Net income available to common
 shareholders                       $64,538       $61,837     $58,843
                              ============= ============= ============

Net income per share available
 to common shareholders:
  Basic                               $0.53         $0.52       $0.52
                              ============= ============= ============

  Diluted                             $0.53         $0.52       $0.52
                              ============= ============= ============

Weighted average number of
 shares outstanding:
  Basic                         120,802,814   118,276,509 112,506,206
                              ============= ============= ============

  Diluted                       120,994,191   118,489,470 112,804,001
                              ============= ============= ============

Net income                          $66,620       $63,835     $58,843
                              ------------- ------------- ------------
Comprehensive income (loss):
  Unrealized gain (loss) on
   available-for-sale
   securities                        86,852      (179,863)     52,356
  Less:  reclassification
   adjustment for net gains
   included in net income            (1,350)       (2,126)       (595)
                              ------------- ------------- ------------
  Other comprehensive income
    (loss)                           85,502      (181,989)     51,761
                              ------------- ------------- ------------
Comprehensive income (loss)        $152,122     ($118,154)   $110,604
                              ============= ============= ============


    CONTACT: Annaly Mortgage Management, Inc.
             Investor Relations:
             1-888-8Annaly
             www.annaly.com